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As filed with the Securities and Exchange Commission on December 9, 2003

Registration No.

OMB APPROVAL
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM SB-2	OMB Number: 3235-0418 Expires: February 28, 2006 Estimated average burden hours per response: 137.0

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VASO ACTIVE PHARMACEUTICALS, INC.

DELAWARE (State of Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Identification "SIC" Number)	02-0670926 (IRS Employment or "EIN" Number)

VASO ACTIVE PHARMACEUTICALS, INC.
99 ROSEWOOD DRIVE, SUITE 260
DANVERS, MASSACHUSETTS 01923
(978) 750-0090
(Address and telephone number of principal executive offices)

99 ROSEWOOD DRIVE, SUITE 260
DANVERS, MASSACHUSETTS 01923
(Address of principal place of business or intended principal place of business)

JOHN J. MASIZ
PRESIDENT AND CHIEF EXECUTIVE OFFICER
99 ROSEWOOD DRIVE, SUITE 260
DANVERS, MASSACHUSETTS 01923
(978) 750-0090
(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

Copies to:

David A. Garbus, Esq. J. Michael Wirvin, Esq. Robinson & Cole LLP One Boston Place Boston, Massachusetts 02108 (617) 557-5900	Gregory Sichenzia, Esq. Thomas A. Rose, Esq. Sichenzia Ross Friedman Ference LLP 1065 Avenue of the Americas New York, NY 10018 (212) 930-9700

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration Statement File No. 333-106785

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of Registration Fee

Class A common stock, $.0001 par value per share(1)(2)	$862,500	$5.00	$862,500	$69.78

Total				$69.78

(1)
Includes 22,500 shares of Class A common stock which the underwriters have the option to purchase to cover over-allotments, if any.
(2)
The Company previously registered an aggregate of $8,255,000 worth of Common Stock on a Registration Statement on Form SB-2 (File No. 333-106785) for which a filing fee of $692.21 was previously paid upon the filing of such Registration Statement. The Registrant has instructed a bank to transmit by wire transfer the filing fee to the Securities and Exchange Commission, the Registrant will not revoke such instruction, and it has sufficient funds in such account to cover the amount of the registration fee.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of Common Stock of the Registrant contemplated by the Registration Statement on Form SB-2 File No. 333-106785 (the "Prior Registration Statement"), and is being filed for the sole purpose of registering additional securities of the same class and were included in the Prior Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on December 9, 2003.

VASO ACTIVE PHARMACEUTICALS, INC.
By:	/s/ JOHN J. MASIZ John J. Masiz President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JOHN J. MASIZ John J. Masiz	President, Chief Executive Officer and Director (Principal Executive Officer)	December 9, 2003
/s/ JOSEPH FRATTAROLI Joseph Frattaroli	Chief Financial Officer and Secretary (Principal Financial and Principal Accounting Officer)	December 9, 2003
/s/ STEPHEN G. CARTER, PH.D Stephen G. Carter, Ph.D.	Chief Scientific Officer and Director	December 9, 2003
/s/ BRUCE A. SHEAR Bruce A. Shear	Director	December 9, 2003
/s/ BRIAN J. STRASNICK, PH.D Brian J. Strasnick, Ph.D.	Director	December 9, 2003
/s/ ROBERT E. ANDERSON Robert E. Anderson	Director	December 9, 2003
/s/ GARY FROMM, PH.D Gary Fromm, Ph.D.	Director	December 9, 2003
/s/ WILLIAM P. ADAMS, M.D. William P. Adams, M.D.	Director	December 9, 2003

II-1

Exhibit Index

Exhibit Number	Description
5.1	Opinion of Robinson & Cole LLP
23.1	Consent of Stowe & Degon Independent Auditors
23.2	Consent of Robinson & Cole LLP (included in Exhibit 5.1)

II-2

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
Exhibit Index